UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 10, 2011 (March 4, 2011)

WELLPOINT, INC.

(Exact name of registrant as specified in its charter)

Indiana	001-16751	35-2145715
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

120 Monument Circle

Indianapolis, IN 46204

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (317) 488-6000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5—Corporate Governance and Management

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 4, 2011, the Compensation Committee of the Board of Directors of WellPoint, Inc. (the “Company”) amended the Executive Agreement Plan (the “Plan”), effective March 1, 2011, to remove the change of control tax gross up provisions. A copy of the Second Amendment to Executive Agreement Plan is filed herewith as Exhibit 10.4(b) and incorporated herein by reference.

On March 8, 2011, the Company and Angela F. Braly, Chair of the Board, President and Chief Executive Officer, entered into a Second Amendment to Mrs. Braly’s Employment Agreement to remove the change of control tax gross up provisions. A copy of the Second Amendment to the Employment Agreement is filed herewith as Exhibit 10.11(b) and incorporated herein by reference.

Section 9—Financial Statements and Exhibits.

Item 9.01.	Financial Statements, Pro Forma Financial Information and Exhibits.

(c)	Exhibits.

The following exhibits are being filed herewith:

Exhibit No.	Exhibit

10.4(b)*	Second Amendment to WellPoint, Inc. Executive Agreement Plan effective as of March 1, 2011.

10.11(b)*	Second Amendment to the Employment Agreement between WellPoint, Inc. and Angela F. Braly effective as of March 8, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 10, 2011

WELLPOINT, INC.

By:	/s/ John Cannon
Name:	John Cannon
Title:	EVP, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Exhibit

10.4(b)*	Second Amendment to WellPoint, Inc. Executive Agreement Plan effective as of March 1, 2011.

10.11(b)*	Second Amendment to the Employment Agreement between WellPoint, Inc. and Angela F. Braly effective as of March 8, 2011.